Exhibit 8.1

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DBV Technologies S.A.

Green Square – Bâtiment D

80/84, rue des Meuniers

92220 Bagneux

France

Paris, July 14, 2015

Re: Registration Statement on Form F-1, as amended (No. 333-205474) relating to the Public Offering of up to 3,450,000 Ordinary Shares of DBV Technologies S.A. in the Form of American Depositary Shares

Ladies and Gentlemen:

We have acted as special French counsel for DBV Technologies S.A. (the “Company”), a French société anonyme, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-1 (File No. 333-205474) (as subsequently amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an underwritten public offering by the Company of up to 3,000,000 ordinary shares, nominal value €0.10 per share (the “Ordinary Shares”) in the form of American Depositary Shares, including up to 450,000 Ordinary Shares that may be issued and sold pursuant to an option granted by the Company to cover over-allotments, with each Ordinary Share represented by two American Depositary Shares, pursuant to the terms and conditions of a master underwriting agreement proposed to be entered into by and among the Company and each of the underwriters to be named in Schedule 1 thereto (the “Underwriting Agreement”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, and such instruments and certificates of officers and other representatives of the Company and public officials, as we have deemed necessary as the basis for such opinion, and have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or reproduced copies and the authenticity of the

McDermott Will & Emery est constituée à Paris sous la forme d’une Association d’Avocats à Responsabilité Professionnelle Individuelle.

Les associés de McDermott Will & Emery AARPI sont constitués sous la forme de sociétés d’exercice libéral à responsabilité limitée.

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originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

Our opinion is based on the French Tax Code (Code Général des Impôts), administrative guidelines published by the French tax authorities including statements of practice ( instructions ) and rulings ( rescripts ), judicial decisions, and such other authorities as we have considered relevant, all as published 15 days before the date of this opinion and in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any times, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the French tax authorities or, if challenged, by a court.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement, we are of the opinion that the statements contained under the caption “Material Income Tax Considerations—“French Tax Consequences,” to the extent they describe French tax laws or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McDermott Will & Emery AARPI

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